SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or 12(g)
                     Of the Securities Exchange Act of 1934




                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)



              FLORIDA                                    59-2327-381
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(tate of Incorporation or Organization)     (I.R.S. Employer Identification No.)


      1810 N.E. 144TH STREET
       NORTH MIAMI, FLORIDA                                33181
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(Address of principal executive offices)                 (Zip Code)


If this Form relates to the registration      If this Form relates to the registration
of a class of debt  securities and is         of a class of debt securities and is to
effective upon filing pursuant to General     become effective simultaneously with the
Instruction  A(c)(1) please check the         effectiveness of a concurrent registration
following box. |_|                            statement under the Securities Act of 1933
                                              pursuant to General Instruction A(c)(2)
                                              please check the following box. |_|




Securities to be registered pursuant to Section 12(b) of the Act:

                                             NAME OF EXCHANGE ON WHICH EACH
TITLE OF EACH CLASS TO BE SO REGISTERED         CLASS IS TO BE REGISTERED
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Common Stock, par value $.001 per share           Chicago Stock Exchange

Redeemable Common Stock Purchase Warrants

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
              -----------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock and the Redeemable Common Stock Purchase Warrants registered hereunder by Advanced Electronic Support Products, Inc., a Florida corporation (the "Registrant"), is incorporated by reference to "Description of Capital Stock - Common Stock, -Warrants" in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15967) as filed with the Securities and Exchange Commission (the "Commission") on November 12, 1996 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


ITEM  2.  EXHIBITS.

EXHIBIT                       EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 8-A filed on December 18, 1996 -- File No. 000-21889)

2 Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 filed on January 24, 1997 - File No. 333-15967)

3 By-laws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed on November 12, 1996 -- File No. 333-15967)


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        ADVANCED ELECTRONIC SUPPORT PRODUCTS,
                                        INC.



                                        By:   /s/ SLAV STEIN
                                              -------------------------
                                              Slav Stein, President

Date:    February 12, 1997